Exhibit 99.1

Synthesis Energy Systems Appoints New Member to its Board of Directors

HOUSTON, October 1, 2012 – Synthesis Energy Systems, Inc. (NASDAQ: SYMX) announced today that its board of directors has appointed Gao Feng, chairman and president of Hongye International Investment Group Co., Ltd. (“Hongye”) to the Company’s board, filling the vacancy created by the passing of Michael Storey in October 2011.

Mr. Gao is joining SES’ board of directors pursuant to the terms of the Share Purchase Agreement between the Company and Hongye. On September 24, 2012, SES announced the closing of a strategic equity investment by Hongye for a total of $8.7 million, representing 5,777,700 shares or 9.99% of SES’ common stock.

Since 2007, Mr. Gao, age 42, has been the chairman and president of Hongye, which is headquartered in Beijing, China. Hongye is a private, diversified group operating in the energy & natural resources, finance and bio-pharmaceuticals industries. Mr. Gao has more than 20 years of experience in the coking and coal mining business. These include working as plant manager at coking plants and serving as chairman and mine manager of various coal mining companies in Inner Mongolia, China. Mr. Gao is currently serving as a representative of the Wuhai Municipal People’s Congress, committee member of the China National Democratic Construction Association Inner Mongolia division, vice chairman and vice president of the Federation of Industry and Commerce of Inner Mongolia and director of the China Enterprise Confederation. During Mr. Gao’s distinguished career, he has received numerous important awards, including “Moral Youth Model of China,” “Caring Entrepreneur of China” and “Honest and Trustworthy Entrepreneur in China.”

Mr. Gao’s appointment brings the number of SES Board members to seven.

Lorenzo Lamadrid, chairman of the board of directors, commented, “I am pleased to welcome Mr. Gao to the Company’s board of directors. His breadth and depth of experience in the Chinese coal industry combined with his impressive reputation and business track record will be very important to maximizing the value our technology platform in China.” Mr. Lamadrid added, “Our plans to integrate ownership of coal resources with valuable projects utilizing our technology are well aligned with the objectives of Mr. Gao and Hongye. The Company is working closely with Hongye now to advance these objectives. We look forward to the added perspective and experience Mr. Gao will bring to the SES board, which we believe will be very helpful for realizing our full potential in China.”

Mr. Gao commented, “I am very excited about the proven ability of SES’ gasification technology to unlock the value in low rank coals and turn these feedstocks into high-value chemicals and clean fuel products that can address multi-billion dollar global industries including power, fuel, chemicals and steel. Low rank coal is an abundant but underutilized natural resource in China, especially in Inner Mongolia, where Hongye is looking to expand its coal-to-chemicals business. I believe SES’ technology has the potential to enable the Company and Hongye to achieve their ambitious growth objectives while helping China to realize its energy security and environmental goals. I look forward to working with the SES Board and the senior management team to drive our success.”

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES and SRS, please visit www.synthesisenergy.com or call (713) 579-0600.

SES Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ Joint Venture, its ability to obtain the necessary approvals and permits for its future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures and the ability of SES to effect the remaining transactions with Hongye and Zhongmo and our ongoing discussions with ZJX and China Energy to grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives, as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Important Notice from SES

In connection with the proposed ZJX/China Energy transaction, SES has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

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Contact:

Synthesis Energy Systems, Inc.

Kevin Kelly

Chief Accounting Officer

(713) 579-0600

Kevin.Kelly@synthesisenergy.com

MBS Value Partners, LLC (Investors)

Matthew D. Haines

Managing Director

(212) 710-9686

Matt.Haines@mbsvalue.com

Feintuch Communications (Media)

Savannah Tikotsky

Senior Account Executive

(212) 808-4903

SES@feintuchpr.com

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